                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                November 18, 1996

                             [FRANKLIN QUEST LOGO]

         You are cordially invited to attend the Annual Meeting of Shareholders of Franklin Quest Co. (the "Company"), which will be held on Monday, November 18, 1996, at 10:00 a.m., at the Hyrum W. Smith Auditorium, 2200 West Parkway Boulevard, Salt Lake City, Utah 84119 - 2331 (the "Annual Meeting"), for the following purposes:

         (i) To elect three directors of the Company, each to serve a term of three years expiring at the annual meeting of shareholders of the Company to be held in 1999 and until their respective successors shall be duly elected and shall qualify;

         (ii) To consider and vote upon a proposal to ratify the appointment of Arthur Andersen LLP as independent auditor of the Company for the fiscal year ending August 31, 1997; and

         (iii) To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on October 1, 1996, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

         All shareholders are urged to attend the meeting.

                                       By Order of the Board of Directors

                                       /s/ Hyrum W. Smith
                                       ----------------------------------
                                       Hyrum W. Smith
                                       Chairman of the Board


October 18, 1996


                                    IMPORTANT

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND DESIRE TO VOTE YOUR SHARES PERSONALLY.

                               FRANKLIN QUEST CO.
                           2200 WEST PARKWAY BOULEVARD
                        SALT LAKE CITY, UTAH 84119 - 2331

                              ---------------------

                                 PROXY STATEMENT
                              ---------------------


                         ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 18, 1996



                             SOLICITATION OF PROXIES

         This Proxy Statement is being furnished to the shareholders of Franklin Quest Co., a Utah corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies from holders of outstanding shares of the Company's Common Stock, $0.05 par value per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held on Monday, November 18, 1996, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about October 18, 1996.

         The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.


                                     VOTING

         The Board of Directors has fixed the close of business on October 1, 1996, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding 20,024,631 shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.

PROXIES

         Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted FOR the election of each of the three director nominees, FOR the ratification of the appointment of Arthur Andersen LLP as the independent auditor of the Company for the fiscal year ending August 31, 1997, and, in the discretion of the proxy holder, as to any other matters which may properly come before the Annual Meeting. A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

VOTE REQUIRED

         A majority of the votes entitled to be cast at the Annual Meeting is required for a quorum at the Annual Meeting. Abstentions and broker non - votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In the election of directors, the three nominees receiving the highest number of votes will be elected. Accordingly, abstentions and broker non - votes will not affect the outcome of the election. Approval of other matters, including without limitation the ratification of the appointment of Arthur Andersen LLP as independent auditor for the Company, which may properly come before the meeting generally requires that the number of votes cast in favor of the proposal exceed the number of votes cast in opposition. Abstentions and broker non - votes will not affect the outcome of any such matter. Holders of shares of Common Stock are entitled to one vote at the Annual Meeting for each share of Common Stock held of record at the Record Date.


                              ELECTION OF DIRECTORS

         At the Annual Meeting, three directors of the Company are to be elected to serve three - year terms expiring at the annual meeting of shareholders to be held in 1999 and until their successors shall be duly elected and qualified. If any of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors. The three nominees receiving the highest number of votes at the Annual Meeting will be elected.

         In addition to the directors to be elected at the Annual Meeting, the directors named below will continue to serve their respective terms of office as indicated. Arlen B. Crouch, Val John Christensen, James M. Beggs and Daniel P. Howells are currently serving terms which expire at the annual meeting of the Company's shareholders to be held in 1997. Jon H. Rowberry, Robert H. Daines, Thomas H. Lenagh and E. J. "Jake" Garn are currently serving terms which expire at the annual meeting of the Company's shareholders to be held in 1998. Brief statements setting forth certain biographical information concerning each nominee and continuing director appear below.

NOMINEES FOR ELECTION AS DIRECTORS

         Certain information with respect to each nominee is set forth below.

         HYRUM W. SMITH, 53, a co - founder of the Company, has served as a director of the Company since December 1983 and has served as Chairman of the Board of Directors since December 1986. Mr. Smith was Chief Executive Officer of the Company from April 1991 to September 1996, a Senior Vice President of the Company from December 1984 to April 1991, and a Vice President of the Company from December 1983 to December 1984. He is also a director of SkyWest, Inc., a Utah based regional airline, with a class of securities registered pursuant to
Section 12 of the Securities Act of 1934.

         ROBERT F. BENNETT, 63, has been a director of the Company since October 1984, and served as Chairman of the Board from December 1984 to December 1986. In November 1992, Mr. Bennett was elected a United States Senator from the State of Utah. Mr. Bennett was the Chief Executive Officer of R. F. Bennett Associates, a consulting firm which provided general business consulting services to established businesses and entrepreneurial ventures, from July 1991 to November 1992. From November 1990 to April 1991, Mr. Bennett was Vice Chairman of the Company. Mr. Bennett was President of the Company from October 1984 to January 1991 and served as Chief Executive Officer of the Company from December 1986 to April 1991.

         BEVERLY B. CAMPBELL, 65, has been a director of the Company since July 12, 1993. Mrs. Campbell is currently the Director of International Affairs for The Church of Jesus Christ of Latter - day Saints, a position she has held since November 1984. She is also a member of the Board of Directors of the National Conference (formerly the National Conference of Christians and Jews).

DIRECTORS WHOSE TERMS OF OFFICE CONTINUE

         Certain information with respect to continuing directors is set forth below.

         ARLEN B. CROUCH, 61, has been President and Chief Executive Officer of the Company since January 1991 and September 1996, respectively. Mr. Crouch was elected a director of the Company in December 1986 and served previously as a director from December 1984 to February 1985. Mr. Crouch served as Chief Operating Officer of the Company from July 1989 to September 1996 and as Executive Vice President of the Company from July 1989 to January 1991. Prior to joining the Company, Mr. Crouch was a First Vice President and Regional Director of Merrill Lynch & Co., Inc., from 1981 to 1989, where he was responsible for retail operations in the Southern California region. Mr. Crouch's term as a director expires in 1997.

         VAL JOHN CHRISTENSEN, 43, has been Secretary and General Counsel of the Company since January 1990 and an Executive Vice President since March 1996. Mr. Christensen was elected a director of the Company in July 1991. From January 1990 to March 1996, Mr. Christensen served as a Senior Vice President of the Company. From March 1987 to November 1989, Mr. Christensen was engaged in the private practice of law in the law firm of LeBoeuf, Lamb, Lieby & MacRae, specializing in general business and business litigation matters. From 1983 until he joined the Company, Mr. Christensen acted as outside counsel to the Company. Mr. Christensen's term as a director expires in 1997.

         JAMES M. BEGGS, 70, has been a director of the Company since October 1987. Mr. Beggs is currently a senior partner of J. M. Beggs International, which provides general consulting services to international businesses and start
- up companies, a position he has held since 1988. He is also a director of Rotary Power, Inc., a publicly - held company which manufactures rotary power engines. Mr. Beggs is Chairman Emeritus of SPACEHAB, Inc., which provides services for experimental projects for space exploration. From 1987 to 1989, Mr. Beggs was President of DGT, Inc., a privately held company located in Falls Church, Virginia, which provides analytical services to government agencies. Mr. Beggs served as the Administrator of NASA from 1981 to 1985. Mr. Beggs' term as a director expires in 1997.

         DANIEL P. HOWELLS, 55, has been a director of the Company since April 1992. Since October 1991, Mr. Howells has been the President and Chief Executive Officer of Resorts USA, Inc. (formerly Rank Ahnert, Inc.), a recreational development and hospitality company based in the Pocono mountains of Pennsylvania. From 1985 until October 1991, Mr. Howells was an Executive Vice President and General Manager of the Food and Services Management Division of Marriott Corporation. From 1982 until 1985, Mr. Howells was President and Chief Executive Officer of Six Flags Corporation, an operator of theme parks in the United States. Mr. Howells' term as a director expires in 1997.

         JON H. ROWBERRY, 49, was employed by the Company as Senior Vice President, Treasurer and Chief Financial Officer of the Company since in September 1995, was appointed as Executive Vice President in March 1996 and as Chief Operating Officer of the Company in September 1996. From 1985 to 1995, he was employed in several executive positions with Adia S.A., a Switzerland domiciled international provider of personnel services and with Adia Services, Inc., its U.S. subsidiary. He served as Chief Financial Officer of Adia Services, Inc., from 1985 to 1992 and as Chief Financial Officer of Adia S.A. from 1992 to 1994. From 1994 to 1995, he was Senior Vice President of Specialty Brands and International Technology for Adia S.A. Mr. Rowberry is a Certified Public Accountant. Mr. Rowberry's term as a director expires in 1998.

         ROBERT H. DAINES, 61, has been a director of the Company since April 1990. Mr. Daines has been employed as a Professor of Business Management at Brigham Young University, Provo, Utah, since 1959. Mr. Daines is also currently engaged as a consultant with the Center for Executive Development in Cambridge, Massachusetts. He is also a director of AT&T Universal Financial Corporation. Mr. Daines' term as a director expires in 1998.

         THOMAS H. LENAGH, 73, has been a director of the Company since December 1986. Since 1978, Mr. Lenagh has served as a Financial Advisor to SCI Systems, an electronic contract manufacturer located in Huntsville, Alabama. From 1983 to 1985, Mr. Lenagh was Chairman of the Board and Chief Executive Officer of Systems Planning/Greiner Engineering, a design engineering firm. From 1965 to 1983, Mr. Lenagh was Treasurer of the Ford Foundation. Mr. Lenagh is also currently a director of SCI Systems; CML Inc., a specialty retail firm; Gintel Funds, an equity mutual fund; Adams Express, a closed - end mutual fund; Clemente Global Fund, an international emerging growth fund; U.S. Life Co., a life insurance company; Irvine Sensors, a high technology research and development firm; ICN Pharmaceuticals, a broad - based pharmaceutical company; and V - Band Corporation, a manufacturer of electronic key and digital switching systems. Mr. Lenagh's term as a director expires in 1998.

         E. J. "JAKE" GARN, 64, was elected to serve as a director of the Company in January 1993. Mr. Garn has been Vice Chairman of Huntsman Chemical Corporation since January 1993. From December 1974 to January 1993, Mr. Garn was a United States Senator from the State of Utah. During his term in the Senate, Mr. Garn served six years as Chairman of the Senate Banking, Housing and Urban Affairs Committee and served on the Appropriations, Energy and Natural Resources, and Senate Rules Committees. Prior to his election to the Senate, Mr. Garn served as Mayor of Salt Lake City, Utah, from January 1972 to December 1974. Mr. Garn also currently serves as a director of Dean Witter Intercapital and John Alden Financial Corporation and is a member of the Board of Trustees of Intermountain Health Care. Mr. Garn's term as a director expires in 1998.

COMMITTEES, MEETINGS AND REPORTS

         The Board of Directors has standing Executive, Audit and Compensation Committees. The Executive Committee presently consists of Messrs. Smith, Crouch, Rowberry and Christensen. The members of the Audit Committee are Messrs. Lenagh, Garn and Daines. The Compensation Committee consists of Messrs. Bennett, Beggs and Howells.

         The Executive Committee met 32 times during the 1996 fiscal year. Its functions are to oversee the day-to-day operations of the Company and to make recommendations with respect thereto to the Board of Directors.

         The Audit Committee met five times during the 1996 fiscal year. Its functions are: (i) to review and approve the selection of, and all services performed by, the Company's independent auditors; (ii) to review the Company's internal controls and audit functions; and (iii) to review and report to the Board of Directors with respect to the scope of audit procedures, accounting practices and internal accounting and financial controls of the Company.

         The Compensation Committee met four times during the 1996 fiscal year. Its functions are: (i) to review, and make recommendations to the Board of Directors regarding, the salaries, bonuses and other compensation of the Company's Chairman of the Board and Chief Executive Officer; and (ii) to review and administer any stock option, stock award plan and employee benefit plan or arrangement established by the Board of Directors for the benefit of the executive officers of the Company.

         During the 1996 fiscal year, there were six meetings held by the Board of Directors of the Company. All directors attended more than 75% of the Board meetings except Mr. Bennett who attended 67% of the meetings. No director attended fewer than 75% of the total number of meetings of the committees on which he or she served.

DIRECTOR COMPENSATION

         Except for Mr. Bennett, directors who are not employees of the Company are paid a retainer of $1,000 for each quarter year of service as a director and $2,000 for each board meeting attended and are reimbursed by the Company for their out - of - pocket travel and related expenses incurred in attending all board and committee meetings. Mr. Bennett receives no remuneration or reimbursement of expenses for his service as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Robert F. Bennett, a member of the Compensation Committee, served as President of the Company from October 1984 to January 1991 and as Chief Executive Officer from December 1986 to April 1991.


                               EXECUTIVE OFFICERS

         In addition to Messrs. Smith, Crouch, Rowberry and Christensen, certain information is furnished with respect to the following executive officers of the
Company:

         DON J. JOHNSON, 48, has been an Executive Vice President of Operations since May 1996 responsible for the manufacturing, printing, packaging and distribution of Franklin Quest's paper and binder products. From 1986 to 1996, Mr. Johnson was employed by Valleylab, a division of Pfizer, Inc., a medical manufacturing and distributing company in Denver, Colorado, as Director of International Manufacturing and Distribution. Mr. Johnson has 26 years of manufacturing and distribution management experience in both the U.S. and international markets.

         RICHARD L. SHIPLEY, 52, has been an Executive Vice President of Training since March 1996 responsible for the Client Sales Group. Mr. Shipley served as a Senior Vice President of the Company responsible for acquisition/productivity from April 1994 to June 1995. From 1972 to 1994, Mr. Shipley was President and Chief Executive Officer of Shipley Associates, which provides training, consulting services and products designed to improve written and oral business communication and presentation skills and which was acquired by the Company in February 1994.

         D. GORDON WILSON, 44, has been an Executive Vice President since March 1996 responsible for the Product and Marketing Group. Mr. Wilson served as a Senior Vice President of the Company responsible for the retail stores division and the marketing division since January 1995 and September 1995, respectively. From 1989 to 1994, he was Group Vice President and General Merchandise Manager of the home division of Fred Meyer, Inc., a regional store operation.


                             EXECUTIVE COMPENSATION

         The compensation of Hyrum W. Smith, the Company's Chief Executive Officer, and the four other most highly paid executive officers during the fiscal year ended August 31, 1996, is shown on the following pages in three tables and discussed in a report from the Compensation Committee of the Board of Directors.

SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM COMPENSATION
                                                                                        ----------------------
                                          ANNUAL COMPENSATION                                   AWARDS
                                 -----------------------------------                    ----------------------
                                                                                        RESTRICTED
                                 FISCAL                                 OTHER ANNUAL      STOCK        OPTIONS      ALL OTHER
        NAME AND POSITION        YEAR         SALARY         BONUS     COMPENSATION(1)  AWARDS($)(2)  SARS(#)(3)  COMPENSATION(4)
        -----------------        ----         ------         -----     ---------------  ------------  ----------  ---------------
Hyrum W. Smith                    1996       $263,738       $300,000            -       $207,000       60,000       $3,800
  Chairman of the Board and       1995        264,557        350,000            -        204,685            -        6,807
  Chief Executive Officer         1994        264,812        310,000            -              -            -        3,556

Arlen B. Crouch                   1996        232,200        300,000       57,867        207,000       60,000        3,800
  President                       1995        233,019        350,000            -        204,685            -        4,620
                                  1994        233,899        310,000            -              -       60,000        4,620

Jon H. Rowberry                   1996        150,000        150,000       49,371         92,000       90,000            -
  Chief Financial Officer         1995         12,500         12,500            -              -            -            -
                                  1994              -              -            -              -            -            -

Val John Christensen              1996        155,400        125,000            -         57,500       40,000        3,800
  Executive Vice President        1995        156,220        150,000            -         51,255            -        6,176
                                  1994        150,224        135,000            -              -       40,000        4,360

D. Gordon Wilson                  1996        147,083         85,000            -         23,000       20,000        3,524
  Executive Vice President        1995        108,441         45,000            -              -       10,000            -
                                  1994              -              -            -              -            -            -

------

(1) Includes perquisites in those instances where such amounts exceed the lesser of $50,000 or 10% of salary and bonus. The amount shown for Mr. Crouch includes $39,996 for retirement benefits which are in addition to benefits provided under the Company's benefit plans. The amount shown for Mr. Rowberry includes $40,000 for reimbursement of moving expenses.
(2) Restricted stock awards vest in full, four years from the date of grant. No vesting occurs prior to four years from grant. Holders of restricted shares are entitled to receipt of any dividends paid. The number of shares granted to each of the persons named in the foregoing table and the value of restricted shareholdings at the end of the fiscal year is as follows:

                                                            NUMBER        VALUE AT
                          NAME                             OF SHARES   AUGUST 31, 1996
                          ----                             ---------   ---------------
               Hyrum W. Smith .........................       9,000       $164,250
               Arlen B. Crouch ........................       9,000        164,250
               Jon H. Rowberry ........................       4,000         73,000
               Val John Christensen ...................       2,500         45,625
               D. Gordon Wilson .......................       1,000         18,250

(3) Amounts shown reflect options granted to the named executive officers pursuant to the Franklin 1992 Stock Incentive Plan. As of August 31, 1996, the Company had not granted any stock appreciation rights.
(4) Amounts shown reflect contributions made by the Company for the benefit of the named executive officers under the Franklin 401(k) Profit Sharing Plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth individual grants of stock options made by the Company during the fiscal year ended August 31, 1996 to the five individuals named in the preceding Summary Compensation Table. As of August 31, 1996, the Company had not granted any stock appreciation rights to the executive officers named below.

                                                                                      POTENTIAL REALIZABLE VALUE AT
                                            PERCENT OF                                ASSUMED ANNUAL RATES OF STOCK
                                           TOTAL OPTIONS                           PRICE APPRECIATION FOR OPTION TERM
                                            GRANTED TO     EXERCISE                           (IN DOLLARS)
                                 OPTIONS   EMPLOYEES IN     OR BASE   EXPIRATION   ----------------------------------
            NAME                 GRANTED    FISCAL YEAR      PRICE       DATE             5%               10%
            ----                 -------    -----------      -----       ----             --               ---
Hyrum W. Smith ................  60,000        7.2%         $18.50    11/20/2005       $698,073        $1,769,054
Arlen B. Crouch ...............  60,000        7.2           18.50    11/20/2005        698,073         1,769,054
Jon H. Rowberry ...............  50,000        6.0           23.50    09/01/2005        738,951         1,872,647
                                 40,000        4.8           18.50    11/20/2005        465,382         1,179,369
Val John Christensen ..........  40,000        4.8           18.50    11/20/2005        465,382         1,179,369
D. Gordon Wilson ..............  20,000        2.4           18.50    11/20/2005        232,691           589,685

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR OPTION/SAR VALUES

         The following table sets forth the number of shares of Common Stock acquired during the fiscal year ended August 31, 1996, upon the exercise of stock options, the value realized upon such exercise, the number of unexercised stock options held on August 31, 1996, and the aggregate value of such options held by the five individuals named in the Summary Compensation Table. This table reflects options to acquire shares of Common Stock granted to the named individuals by the Company and by certain affiliates of the Company. As of August 31, 1996, the Company had not granted any stock appreciation rights to any of the executive officers named below.

                                                                                           VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                 NUMBER OF                 OPTIONS AT AUGUST 31, 1996        AUGUST 31, 1996 (2)
                                  SHARES        VALUE      --------------------------    ----------------------------
                                 ACQUIRED    REALIZED ON
             NAME               ON EXERCISE  EXERCISE(1)    EXERCISABLE  UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
             ----               -----------  -----------    -----------  -------------   -----------    -------------
Hyrum W. Smith ...............       -            -           115,000       75,000       $    84,000          -
Arlen B. Crouch ..............       -            -           829,029      105,000        10,774,429          -
Jon H. Rowberry ..............       -            -              -          90,000            -               -
Val John Christensen .........    30,000       762,279        149,000       70,000         1,106,230          -
D. Gordon Wilson .............       -            -             2,500       27,500            -               -

-----------------
(1) Reflects the difference between the exercise price of the options exercised and the market value of the Common Stock on the date of such exercise, as reported by the New York Stock Exchange.
(2) Reflects the difference between the exercise price of the unexercised options and the market value of the Common Stock on August 31, 1996. The last sale price of the Common Stock on August 31, 1996, as reported by the New York Stock Exchange, was $18.25 per share.

COMPENSATION COMMITTEE REPORT

         This report was prepared by the Compensation Committee of the Board of Directors (the "Committee"), which is composed of independent directors who are not employees of the Company or its subsidiaries. The Committee has responsibility for all compensation matters for the Company's Chief Executive Officer and the Company's Chairman of the Board (the "Key Executives"). It also has the responsibility of administering the Franklin 1992 Stock Incentive Plan (the "Incentive Plan"). The amount of cash compensation for executive officers other than the Key Executives is determined by the Key Executives. The Committee determines the amount and compensation of non - cash compensation under the Incentive Plan for all executive officers, including the Key Executives. The current members of the Committee are Daniel P. Howells, who serves as Chairman, Robert F. Bennett and James M. Beggs.

         In determining the amount and composition of executive compensation for the Key Executives ("Key Executive Compensation") and administering the Plan, the Committee is guided by the following fundamental objectives: (1) attracting and retaining outstanding executive officers; (2) facilitating the acquisition by executives of options to acquire the Common Stock; and (3) ensuring that a substantial portion of Key Executive Compensation is variable and is tied to quantifiable short - term and long - term measures of the Company's performance. These principles are discussed in more detail below.

         KEY EXECUTIVE COMPENSATION. Since 1992 Key Executive Compensation has consisted of annual salaries established pursuant to employment agreements and additional compensation in the form of cash bonuses, stock options and restricted stock awards as the Committee in its discretion awards to the Key Executives. The annual salaries of the Key Executives are set at amounts that are deemed competitive for executives with comparable ability and experience, taking into account existing salaries with respect to executives in companies comparable in size and complexity to the Company. Fiscal year - end cash performance bonuses were awarded to the Key Executives in 1996 reflecting the Committee's conclusion that the Key Executives played an integral role in the Company's achievement of record sales and earnings in 1996.

         CHIEF EXECUTIVE OFFICER'S COMPENSATION. Mr. Smith's compensation for 1996 was determined pursuant to the principles described above and by the terms of his employment agreement. The Committee concluded that Mr. Smith's annual performance bonus for 1996 fairly and adequately compensates Mr. Smith for his vision and leadership in developing and pursuing new markets for Franklin products and services.

         INCENTIVE STOCK OPTION PROGRAM. The Company believes it is essential for all executive officers to receive Incentive Stock Options ("ISOs") under the Incentive Plan, thereby aligning the long - term interests of executives with those of stockholders. The Company adopted the Incentive Plan in 1992, charging the Committee with responsibility for its administration. During the 1996 year incentive stock options were granted to the Key Executives and other executive officers who assumed additional management responsibilities. These ISOs generally vest over a four year period and expire ten (10) years from the date of grant. If an executive officer's employment terminates prior to applicable vesting dates, the officer generally forfeits all ISOs that have not yet vested. The Committee believes that the grant of these ISOs to executive officers is highly desirable because it motivates these officers to continue their employment with the Company and creates strong incentives to maximize the growth and profitability of the Company.

         As of August 31, 1996, executive officers held incentive stock options to purchase an aggregate of 900,000 shares of Common Stock granted under the direction of the Committee pursuant to the Incentive Plan since its inception in 1992.

         OTHER COMPENSATION PLANS. The Company has a number of other broad - based employee benefit plans in which executive officers participate on the same terms as other employees meeting the eligibility requirements, subject to any legal limitations on amounts that may be contributed to or benefits payable under the plans. These include (i) the Company's cafeteria plan administered pursuant to Section 325 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) the Company's 401(k) Plan, pursuant to which the Company makes matching contributions; and (iii) the Company's Employee Stock Purchase Plan implemented and administered pursuant to Section 423 of the Code.

         EXECUTIVE COMPENSATION PHILOSOPHY. The executive compensation program has enabled the Company to attract, motivate and retain senior management by providing a competitive total compensation opportunity based on performance. Competitive base salaries that reflect each individual's level of responsibility and annual variable performance - based cash incentive awards are important elements of the Company's cash compensation philosophy. The Committee believes its focus on ISOs not only aligns the interests of executive officers and stockholders, but creates a competitive advantage for the Company as well. The Committee believes the executive compensation program strikes an appropriate balance between short and long - term performance objectives.

                                      Respectfully submitted,


                                      Daniel P. Howells
                                      Robert F. Bennett
                                      James M. Beggs

PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, from the effective date of the Company's initial public offering (June 2, 1992) through August 31, 1996, for the Common Stock, the S&P 600 SmallCap Index in which the Company is included and the S&P Miscellaneous Industry Index, the index to which the Company believes it would be assigned if it were included in the S&P 500. The Company has been advised that the S&P Miscellaneous Industry Index includes ten corporations, many of which, like the Company, are of a diversified nature.

[GRAPH NO. 1]


                                Jun-92  Aug-92  Nov-92  Feb-93  May-93  Aug-93  Nov-93  Feb-94  May-94  Aug-94  Nov-94
                                ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Franklin Quest                  100.00  103.23  133.87  132.26  158.06  177.42  190.32 240.32   225.81  243.55  212.90
S&P Miscellaneous Index         100.00  103.34  109.69  116.54  120.11  128.42  125.16 125.82   124.80  133.41  125.85
S&P 600                         100.00   96.11  111.82  115.52  121.77  130.35  132.74  140.38  129.66  135.00  127.89


                                Feb-95  May-95  Aug-95  Nov-95  Feb-96  May-96  Aug-96
                                ------  ------  ------  ------  ------  ------  ------
Franklin Quest                  229.84  199.19  149.19  121.77  129.03  140.32  117.74
S&P Miscellaneous Index         133.94  143.03  146.88  155.11  161.85  172.08  167.65
S&P 600                         134.46  142.43  165.23  167.45  176.16  197.18  187.30

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following table sets forth information as of October 1, 1996, with respect to the beneficial ownership of shares of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. Unless noted otherwise, each person named has sole voting and investment power with respect to the shares indicated. The percentages set forth below have been computed without taking into account treasury shares held by the Company and are based on 20,024,631 shares of Common Stock outstanding as of October 1, 1996:

                                                     BENEFICIAL OWNERSHIP AS OF
                                                          OCTOBER 1, 1996
                                                     --------------------------
                                                      NUMBER OF      PERCENTAGE
                                                       SHARES         OF CLASS
                                                       ------         --------
Yacktman Capital Management .................        1,866,700              9.3%
   303 West Madison
   Chicago, Illinois  60606

Hyrum W. Smith(1)(2)(3) .....................        1,851,503              9.2
   c/o Franklin Quest Co
   2200 West Parkway Boulevard
   Salt Lake City, Utah 84119 - 2331

Dennis R. Webb(1)(2)(3)(4) ..................        1,565,212              7.8
   c/o Franklin Quest Co
   2200 West Parkway Boulevard
   Salt Lake City, Utah 84119 - 2331

Capital Research and Management .............        1,350,000              6.7
   333 South Hope Street
   Los Angeles, California 90071

Wasatch Advisors ............................        1,268,442              6.3
   68 South Main Street
   Salt Lake City, Utah  84101

Arlen B. Crouch(2)(3) .......................        1,171,450              5.6
   c/o Franklin Quest Co
   2200 West Parkway Boulevard
   Salt Lake City, Utah 84119 - 2331

KPM Investment Management ...................        1,068,200              5.3
   10250 Regency Circle
   Omaha, Nebraska  68114

Robert F. Bennett(5) ........................          480,659              2.4
Val John Christensen(3) .....................          253,030              1.3
Richard L. Shipley(3) .......................          124,644              *
Robert H. Daines(6) .........................           61,705              *
Jon H. Rowberry(3) ..........................           26,500              *
James M. Beggs(7) ...........................           13,000              *
Thomas H. Lenagh(3) .........................           10,000              *
D. Gordon Wilson(3) .........................            9,315              *
Daniel P. Howells(3) ........................            9,000              *
Beverly B. Campbell .........................              300              *
E. J. "Jake" Garn ...........................                -              *
All directors and executive officers
   as a group 14 persons(1)(3) ..............        4,011,106             18.8%

-------
* Less than 1%

(1) The share amounts indicated as beneficially owned are subject to options granted to other directors, executive officers and key employees of the Company by the following persons in the following amounts: Hyrum W. Smith, 183,825 shares, and Dennis R. Webb, 122,500 shares.
(2) The share amounts indicated for Hyrum W. Smith are owned of record by Hyrum
    W. Smith as trustee of The Hyrum W. Smith Trust with respect to 776,393 shares; those indicated for Dennis R. Webb, by Dennis R. Webb as trustee of The Lighthouse Foundation with respect to 32,500 shares; and those indicated for Arlen B. Crouch by Arlen B. Crouch as Trustee of The Arlen B. Crouch Trust and The Arlen B. Crouch Family Foundation with respect to 10,000 shares and 35,000 shares, respectively. Messrs. Smith, Webb, and Crouch are the respective trustees of those trusts and foundations, having sole power to vote and dispose of all shares held by the respective trusts and foundations, and may be deemed to have beneficial ownership of such shares. An additional 90,000 shares indicated for Arlen B. Crouch are held by Mr. Crouch's wife as trustee of her trust and may be deemed to be beneficially owned by Mr. Crouch.
(3) The share amounts indicated include shares subject to options currently exercisable held by the following persons in the following amounts: Hyrum W. Smith, 130,000 shares; Dennis R. Webb, 15,000 shares; Arlen B. Crouch, 844,029 shares; Val John Christensen, 159,000 shares; Thomas H. Lenagh, 9,000 shares; Daniel R. Howells, 9,000 shares; D. Gordon Wilson, 7,500 shares; Jon H. Rowberry, 22,500 shares; Richard L. Shipley, 120,000 shares; and all executive officers and directors as a group, 1,301,029 shares.
(4) Dennis R. Webb was a director and Senior Vice President of the Company until his resignation in 1993.
(5) The share amounts indicated for Robert F. Bennett include 3,810 shares owned by Mr. Bennett's two daughters sharing the same household. All other shares are owned of record by The Robert F. Bennett Asset Management Trust.
(6) The share amounts indicated for Robert H. Daines include 15,000 shares owned by Tahoe Investments, L.L.C., a Utah limited liability company, of which Mr. Daines is a member.
(7) The share amounts indicated for James M. Beggs include 2,000 shares held by Mr. Beggs' wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the Securities Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of the Common Stock and other securities which are derivative of the Common Stock. Executive officers, directors and holders of more than 10% of the Common Stock are required by Commission regulations to furnish the Company with copies of all such reports they file. Based upon a review of the copies of such forms received by the Company and information furnished by the persons named below, the Company believes that all reports were filed on a timely basis, except a statement of initial ownership on Form 3 for Richard L. Shipley which was inadvertently filed late.


                              SELECTION OF AUDITOR

         The Audit Committee of the Board of Directors has recommended, and the Board of Directors has selected, the firm of Arthur Andersen LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending August 31, 1997, subject to ratification by the shareholders of the Company. The Board of Directors anticipates that one or more representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the meeting. However, if any further business should properly come before the meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.


                            PROPOSALS OF SHAREHOLDERS

         Proposals which shareholders intend to present at the annual meeting of shareholders to be held in calendar year 1997 must be received by Val John Christensen, Executive Vice President, Secretary and General Counsel of the Company, at the Company's executive offices (2200 West Parkway Boulevard, Salt Lake City, Utah 84119 - 2331) no later than May 15, 1997.


                             ADDITIONAL INFORMATION

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON FROM WHOM A PROXY IS SOLICITED BY THE BOARD OF DIRECTORS, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10 - K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO (AS WELL AS EXHIBITS THERETO, IF SPECIFICALLY REQUESTED), REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR SUCH INFORMATION SHOULD BE DIRECTED TO FRANKLIN QUEST CO., INVESTOR RELATIONS DEPARTMENT, 2200 WEST PARKWAY BOULEVARD, SALT LAKE CITY, UTAH 84119 - 2331, ATTN: MR. RICHARD PUTNAM.